AMENDMENT TO

INVESTMENT MANAGEMENT AGREEMENTS

(the "Agreements")

Between

Each of the T. Rowe Price Funds (collectively "the Funds")

set forth on Schedule A hereto, severally and not jointly

and

T. ROWE PRICE ASSOCIATES, INC. ("U.S. Manager") or

T. ROWE PRICE INTERNATIONAL, INC. ("International Manager"),

as the case may be (collectively "the Managers")

This is an Amendment to each of the Agreements, made as of the 1st day of August, 2004, by and between each of the Funds, separately and not jointly, and the U.S. Manager or International Manager, as the case may be.

W I T N E S S E T H:

WHEREAS, as set forth in each Agreement, the Funds pay the Managers a fee ("Fee") which consists of two components: a Group Management Fee ("Group Fee") and an Individual Fund Fee ("Fund Fee");

WHEREAS, as set forth in each Agreement, the Group Fee is calculated using the aggregate net assets of the Price Funds, excluding the assets of any T. Rowe Price institutional fund;

WHEREAS, at their meeting on July 21, 2004, the Directors/Trustees of the Funds determined that it would be in the best interests of the Funds and their shareholders to include the assets of the T. Rowe Price institutional funds for the purpose of calculating the Group Fee;

WHEREAS, inclusion of the T. Rowe Price institutional funds` assets will in all cases increase the assets included in the Group Fee calculation and thereby reduce the Group Fee for the Funds;

WHEREAS, the Managers and the Funds desire to continue each Agreement on the same terms and conditions other than as described immediately above and below;

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.Subparagraph A. of Paragraph 3 of each Agreement is amended to read as follows:

3.Management Fee. The Fund shall pay the Manager a fee ("Fee") which will consist of two components: a Group Management Fee ("Group Fee") and an Individual Fund Fee ("Fund Fee"). The Fee shall be paid monthly to the Manager on the first business day of the next succeeding calendar month and shall be calculated as follows:

A.Group Fee. The monthly Group Fee ("Monthly Group Fee") shall be the sum of the daily Group Fee accruals ("Daily Group Fee Accruals") for each month. The Daily Group Fee Accrual for any particular day will be computed by multiplying the Price Funds` group fee accrual as determined below ("Daily Price Funds` Group Fee Accrual") by the ratio of the Fund`s net assets for that day to the sum of the aggregate net assets of the Price Funds for that day. The Daily Price Funds` Group Fee Accrual for any particular day shall be calculated by multiplying the fraction of one (1) over the number of calendar days in the year by the annualized Daily Price Funds` Group Fee Accrual for that day as determined in accordance with the following schedule:

Price Funds Annual Group

Base Fee Rate for Each Level of Assets

______________________________________

0.480%First $1 billion

0.450%Next $1 billion

0.420%Next $1 billion

0.390%Next $1 billion

0.370%Next $1 billion

0.360%Next $2 billion

0.350%Next $2 billion

0.340%Next $5 billion

0.330%Next $10 billion

0.320%Next $10 billion

0.310%Next $16 billion

0.305%Next $30 billion

0.300%Next $40 billion

0.295%Thereafter

The Price Funds shall include all the mutual funds distributed by T. Rowe Price Investment Services, Inc., (other than "private label" funds, Index Trust, Spectrum Funds, Retirement Funds, and Reserve Investment Funds). For the purposes of calculating the Daily Price Funds` Group Fee Accrual for any particular day, the net assets of each Price Fund shall be determined in accordance with the Fund`s prospectus, as of the close of business on the previous business day on which the Fund was open for business.

2.All other terms and conditions of each Agreement remain in full force and effect until April 30, 2005, unless terminated on an earlier date pursuant the applicable provisions of the Agreements.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

Attest:Each of the Funds set forth on Schedule A

hereto, severally and not jointly

/s/Patricia B. LippertBy: /s/James S. Riepe

Patricia B. LippertJames S. Riepe

SecretaryChairman of the Board

Attest:T. ROWE PRICE ASSOCIATES, INC.

/s/Barbara A. Van HornBy: /s/Henry H. Hopkins

Barbara A. Van HornHenry H. Hopkins

SecretaryVice President

Attest:T. ROWE PRICE INTERNATIONAL, INC.

/s/Barbara A. Van HornBy: /s/David J.L. Warren

Barbara A. Van HornDavid J.L. Warren

SecretaryChief Executive Officer

L:TRPPRODEDGAgreementsInvestment Mgmt AgreementsMgAgmGroupFeeAmd.fm

Schedule A

T. ROWE PRICE BALANCED FUND, INC.

T. ROWE PRICE BLUE CHIP GROWTH FUND, INC.

T. ROWE PRICE CALIFORNIA TAX-FREE INCOME TRUST

T. ROWE PRICE CAPITAL APPRECIATION FUND

T. ROWE PRICE CAPITAL OPPORTUNITY FUND, INC.

T. ROWE PRICE CORPORATE INCOME FUND, INC.

T. ROWE PRICE DEVELOPING TECHNOLOGIES FUND, INC.

T. ROWE PRICE DIVERSIFIED MID-CAP GROWTH FUND, INC.

T. ROWE PRICE DIVERSIFIED SMALL-CAP GROWTH FUND, INC.

T. ROWE PRICE DIVIDEND GROWTH FUND, INC.

T. ROWE PRICE EQUITY INCOME FUND

T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

T. ROWE PRICE GLOBAL TECHNOLOGY FUND, INC.

T. ROWE PRICE GNMA FUND

T. ROWE PRICE GROWTH & INCOME FUND, INC.

T. ROWE PRICE GROWTH STOCK FUND, INC.

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

T. ROWE PRICE HIGH YIELD FUND, INC.

T. ROWE PRICE INFLATION PROTECTED BOND FUND, INC.

T. ROWE PRICE INTERNATIONAL FUNDS, INC.

T. ROWE PRICE MEDIA & TELECOMMUNICATIONS FUND, INC.

T. ROWE PRICE MID-CAP GROWTH FUND, INC.

T. ROWE PRICE MID-CAP VALUE FUND, INC.

T. ROWE PRICE NEW AMERICA GROWTH FUND

T. ROWE PRICE NEW ERA FUND, INC.

T. ROWE PRICE NEW HORIZONS FUND, INC.

T. ROWE PRICE NEW INCOME FUND, INC.

T. ROWE PRICE PERSONAL STRATEGY FUNDS, INC.

T. ROWE PRICE PRIME RESERVE FUND, INC.

T. ROWE PRICE REAL ESTATE FUND, INC.

T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC.

T. ROWE PRICE SHORT-TERM BOND FUND, INC.

T. ROWE PRICE SMALL-CAP STOCK FUND, INC.

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

T. ROWE PRICE STATE TAX-FREE INCOME TRUST

T. ROWE PRICE TAX-EFFICIENT FUNDS, INC.

T. ROWE PRICE TAX-EXEMPT MONEY FUND, INC.

T. ROWE PRICE TAX-FREE HIGH YIELD FUND, INC.

T. ROWE PRICE TAX-FREE INCOME FUND, INC.

T. ROWE PRICE TAX-FREE INTERMEDIATE BOND FUND, INC.

T. ROWE PRICE TAX-FREE SHORT-INTERMEDIATE FUND, INC.

T. ROWE PRICE U.S. TREASURY FUNDS, INC.

T. ROWE PRICE VALUE FUND, INC.